UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2015

TEMPUR SEALY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to Tempur Sealy International, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2015, the Board of Directors (the “Board”) of Tempur Sealy International, Inc. (the “Company”) appointed Mr. Scott L. Thompson as the Chairman, Chief Executive Officer and President of the Company, effective September 8, 2015. In addition, effective September 4, 2015 the Board appointed Mr. Thompson to the Board, and named Mr. Frank Doyle, currently Chairman of the Board, to the newly-established position as the Lead Director, effective September 8, 2015. Mr. W. Timothy Yaggi, who was acting as interim Chief Executive Officer, will resume his position as Executive Vice President and Chief Operating Officer, effective September 8, 2015. A copy of the Company’s press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

About Scott Thompson

Scott Thompson, age 56, previously served as Chief Executive Officer and President of Dollar Thrifty Automotive Group, Inc. until it was purchased by Hertz Global Holdings, Inc. in 2012. Prior to serving as CEO and President, Mr. Thompson was a Senior Executive Vice President and Chief Financial Officer of Dollar Thrifty. Prior to joining Dollar Thrifty in 2008, Mr. Thompson was a consultant to private equity firms, and was a founder of Group 1 Automotive, Inc., a NYSE and Fortune 500 company, serving as its Senior Executive Vice President, Chief Financial Officer and Treasurer. Mr. Thompson presently serves as a member of the Board of Directors for Asbury Automotive Group, Inc., Houston Wire and Cable Co. and Conn’s, Inc. Mr. Thompson earned a Bachelor of Business Administration degree from Stephen F. Austin State University in Nacogdoches, Texas, and began his career with a national accounting firm.

Entry Into Certain Agreements

In connection with the hiring of Mr. Thompson the Company and Mr. Thompson entered into several agreements as described below:

Employment Agreement. On September 4, 2015, the Company entered into an Employment and Non-Competition Agreement with Mr. Thompson (the “Employment Agreement”) to reflect his appointment as Chairman, Chief Executive Officer and President. The Employment Agreement provides for Mr. Thompson’s employment during the transition period between September 4, 2015 and

September 7, 2015 and thereafter as Chief Executive Officer and President. The Employment Agreement also provides for the appointment now of Mr. Thompson to the Board and election as Chairman, and that he will be nominated for re-election by the stockholders as a director at any stockholder meeting at which directors are elected, and if re-elected the Board will elect him Chairman. The Employment Agreement has an initial term until December 31, 2018 and a perpetual one-year renewal term. Either party may elect not to renew the Employment Agreement, upon written notice, 120 days prior to the expiration of the initial or renewal term. The Employment Agreement currently provides for an annual base salary of $1,100,000, subject to annual adjustment by the Board or its Compensation Committee, and a prorated bonus for 2015 in the amount of $458,000, and thereafter a variable performance bonus set to a target of 125% of Mr. Thompson’s base salary if certain criteria are met as established by the Company’s Compensation Committee. The Employment Agreement also provides for a cash signing bonus of $1.6 million, payable by September 15, 2015. The Employment Agreement also provides for a number of equity grants as described below, and that the Company anticipates that in 2017 Mr. Thompson will be considered for future equity awards in accordance with the Company’s normal executive compensation practices. The Company does not expect Mr. Thompson to receive additional equity grants prior to 2017.

In the event Mr. Thompson’s employment is terminated without Cause (as defined in the Employment Agreement) by the Company or for Good Reason (as defined in the Employment Agreement) by Mr. Thompson, then Mr. Thompson is entitled to receive any earned and unpaid portion of his base salary and the value of any unused vacation, continued payment of his base salary for two years, continuation of welfare benefits for two years, any bonus payable with respect to any prior year and a pro rata portion of the bonus for the year of termination to the extent earned. Upon his death or disability, Mr. Thompson is entitled to receive any earned and unpaid portion of his base salary and the value of any unused vacation, earned performance bonus and a pro rata portion of the bonus for the year of termination to the extent earned. In addition, Mr. Thompson agreed not to compete with the Company during his employment with the Company and for two years following his termination of employment and not to solicit any employees of the Company for two years after the termination of employment.

Stock Option Grant. On September 4, 2015, the Company granted to Mr. Thompson an option award for three hundred and ten thousand (310,000) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at an exercise price of $71.75 (representing the closing price of the Common Stock on the New York Stock Exchange (“NYSE”) on September 4, 2015) vesting in three equal annual installments starting on the first anniversary date of his employment, and subject to accelerated vesting and forfeiture under certain circumstances set forth in the Stock Option Agreement (“Option Agreement”) entered into by the Company with Mr. Thompson to reflect the terms of this grant. In addition, if a change of control of the Company occurs and Mr. Thompson’s employment is terminated but not for Cause or if Mr. Thompson resigns for Good Reason within twelve (12) months after the occurrence of a change of control, all outstanding options will accelerate and vest as of the date of his termination of employment.

Base RSUS. On September 4, 2015, the Company entered into a Restricted Stock Unit Agreement (“Base RSU Agreement”) providing for the grant of 118,000 restricted stock units (“RSUs”) that vest over three years, subject to accelerated vesting and forfeiture under certain circumstances set forth in the Base RSU Agreement. The RSUs will not become payable until Mr. Thompson’s employment is terminated. In addition, if a change of control of the Company occurs and Mr. Thompson’s employment is terminated but not for Cause or if Mr. Thompson resigns for Good Reason within twelve (12) months after the occurrence of a change of control, all outstanding RSUs will accelerate and vest as of the date of his termination of employment.

Subscription Agreement. On September 4, 2015, Mr. Thompson and the Company entered into a Subscription Agreement pursuant to which Mr. Thompson agreed to purchase and the Company agreed to sell, 69,686 shares of Common Stock (the “Purchased Shares”) for a price of $71.75 per share (the closing price on the NYSE on September 4, 2015) and a total price of $4,999,970.50, payable in cash at closing. The closing of this purchase is subject to completion of the NYSE listing process and is expected to close in September.

Matching PRSUs. On September 4, 2015, the Company entered into a Matching Performance Restricted Stock Unit Agreement (“Matching PRSU Agreement”) pursuant to which the Company granted Mr. Thompson Performance Restricted Stock Units (“Matching PRSUs”) for 69,686 shares of Common Stock. The Matching PRSUs vest over three years, subject to accelerated vesting and forfeiture under certain circumstances set forth in the Matching PRSU Agreement, and are subject to a performance requirement for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) of having positive Adjusted EBITDA (as defined in the Matching PRSU Agreement) for 2016. Under the terms of the Matching PRSU Agreement, in the event Mr. Thompson sells any of the Purchased Shares acquired pursuant to the Subscription Agreement within the next 3 years, all remaining unused Matching PRSUs will be forfeited. In addition, if a change of control of the Company occurs and Mr. Thompson’s employment is terminated but not for Cause or if Mr. Thompson resigns for Good Reason within twelve (12) months after the occurrence of a change of control, all outstanding Matching PRSUs will accelerate and vest as of the date of his termination of employment.

Project 650 PRSUs. On September 4, 2015, the Company and Mr. Thompson entered into a 2015 Performance Restricted Stock Unit Agreement (“Project 650 PRSU Agreement”) pursuant to which the Company granted 620,000 Performance Restricted Stock Units (“Project 650 PRSUs”). All of the Project 650 PRSUs will vest in full if the Company achieves Adjusted EBITDA (as defined in the Project 650 PRSU Agreement) for 2017 greater than $650 million. In addition, if this target is not met in 2017 but the Company achieves more than $650 million in Adjusted EBITDA for 2018, then one-third, or 206,667, of the Project 650 PRSUs will vest, and the remaining Project 650 PRSUS shall be forfeited. If the Company does not achieve more than $650 million of Adjusted EBITDA in either 2017 or 2018, then all of the Project 650 PRSUs will be forfeited. In addition, If Mr. Thompson’s employment with the Company terminates for any reason prior to December 31, 2017, all of the Project 650 PRSUs will be forfeited. In addition, if a change of control occurs prior to December 31, 2017, all of the Project 650 PRSUs will be converted into time-based restricted stock units vesting on December 31, 2018, subject to accelerated vesting and forfeiture in certain circumstances set forth in the Project 650 PRSU Agreement.

The foregoing is a summary of certain provisions of these agreements, and this summary is qualified in its entirety by reference to the forms of agreements attached as Exhibits 10.1 to 10.6 of this Form 8-K.

Item 7.01	Regulation FD Disclosure

On September 8, 2015, Tempur Sealy International Inc. issued a press release with respect to the appointment of Scott Thompson as its Chairman, Chief Executive Officer and President. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in this report (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Employment and Non-Competition Agreement

10.2	Stock Option Agreement

10.3	Base PRSU Agreement

10.4	Matching PRSU Agreement

10.5	Project 650 PRSU Agreement

10.6	Subscription Agreement

99.1	Press Release of the Company, dated September 8, 2015, titled “Scott L. Thompson Named Chairman, President and Chief Executive Officer of Tempur Sealy”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2015	Tempur Sealy International, Inc.

	By:	/s/ Lou H. Jones
	Name:	Lou H. Jones
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Employment and Non-Competition Agreement

10.2	Stock Option Agreement

10.3	Base PRSU Agreement

10.4	Matching PRSU Agreement

10.5	Project 650 PRSU Agreement

10.6	Subscription Agreement

99.1	Press Release of the Company, dated September 8, 2015, titled “Scott L. Thompson Named Chairman, President and Chief Executive Officer of Tempur Sealy”.